UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.                                         )
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Legacy Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 27, 2006
Dear Stockholder:
      You are cordially invited to attend the annual meeting of stockholders of Legacy Bancorp, Inc. The meeting will be held at The Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts on Thursday, May 11, 2006 at 9:00 a.m., local time.
      The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.
      It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.
      We look forward to seeing you at the meeting.

Sincerely,

J. Williar Dunlaevy
Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
Voting and Proxy Procedure
Corporate Governance
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Proposal 1 -- Election of Directors
Nominees for Election of Directors
Proposal 2 -- Ratification of Independent Registered Public Accounting Firm
REPORT OF THE AUDIT COMMITTEE
Executive Officer Compensation
Summary Compensation Table
REPORT OF THE COMPENSATION COMMITTEE
STOCK PERFORMANCE GRAPH
Section 16(a) Beneficial Ownership Reporting Compliance
Governance and Nominating Committee Procedures
APPENDIX A

LEGACY BANCORP, INC.
99 North Street
Pittsfield, Massachusetts 01201
(413) 443-4421
Notice of Annual Meeting of Stockholders
       On Thursday, May 11, 2006, Legacy Bancorp, Inc. (the “Company”) will hold its annual meeting of stockholders at the Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts. The meeting will begin at 9:00 a.m., local time. At the meeting, the stockholders will consider and act on the following:

1. The election of two directors to serve for terms of three years;

2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

3. The transaction of any other business that may properly come before the meeting.
      NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.
      Only stockholders of record at the close of business on March 20, 2006 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.
      Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Bradley J. Klose
Corporate Secretary
Pittsfield, Massachusetts
March 27, 2006
IMPORTANT:
The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

LEGACY BANCORP, INC.
PROXY STATEMENT
       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Legacy Bancorp, Inc. (the “Company” or “Legacy”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Legacy Banks (the “Bank”). The annual meeting will be held at the Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts on Thursday, May 11, 2006 at 9:00 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about March 27, 2006.
Voting and Proxy Procedure
Who Can Vote at the Meeting
      You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 20, 2006. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.
      As of the close of business on March 20, 2006, there were 10,308,600 shares of Company common stock outstanding. Each share of common stock has one vote. As provided in Article Fourth of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.
Attending the Meeting
      If you were a stockholder as of the close of business on March 20, 2006, you may attend the meeting. However, if you held your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Vote Required
      A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
      In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

      In voting on the ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.
Voting by Proxy
      The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director and “FOR” ratification of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the 2006 fiscal year.
      If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
      You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.
      If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.
Participants in Legacy Banks’ ESOP or 401(k) Plan
      If you participate in the Legacy Banks Employee Stock Ownership Plan (the “ESOP”) or if you hold Legacy common stock through the SBERA 401(k) Plan as adopted by Legacy Banks (the “401(k) Plan”), you will receive vote authorization materials for each plan that will reflect all the shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, you are permitted to indicate to the trustee how to vote the shares of Legacy common stock in the 401(k) Plan. The deadline for returning your voting instructions to each plan’s trustee is May 4, 2006.

Corporate Governance
General
      The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.
Code of Conduct
      The Company has adopted a Code of Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, including corporate opportunities for personal gain, avoid illegal or unethical compensation, employment or other business affiliations, comply with all laws and other legal requirements, conduct business in honest and ethical manner and otherwise act with integrity and in the Company’s best interest. In addition, the Code prohibits disclosure of confidential information and insider trading. Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. A copy of the Code of Conduct can be found on the Company’s website (www.legacybanks.com) under “Investor Relations”.
      As a mechanism to encourage compliance with the Code of Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Conduct.
Meetings of the Board of Directors
      The Company was formed in connection with the mutual to stock conversion of Legacy Banks’ holding company structure. The Company completed its initial public offering on October 26, 2005, and as a consequence, during the year ended December 31, 2005, the Board of Directors of the Company held one regular meeting and one special meeting. As 2006 will be the Company’s first full year of operation, the full Board of Directors and Committees expect to undertake a full slate of meetings during the year. During the year, all directors of the Company attended at least 75% of the aggregate of total Board meetings held and total meetings of committees of the Board on which such director served. The Board of Directors of the Company has three standing committees, which are described below.
      AUDIT COMMITTEE. The Audit Committee consists of Gary A. Lopenzina, Anne W. Pasko and Robert B. Trask, with Mr. Trask serving as Chair. The Audit Committee’s responsibilities include overseeing and reviewing our accounting, financial reporting and internal control processes, the audits of our financial statements, our relationship with our independent registered public accounting firm, and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee has the sole authority to appoint or replace such public accountants and to pre-approve all audit and permitted non-audit services performed by them and the fees and terms of each such engagement. The Audit Committee operates according to an Audit Committee Charter which sets forth more specific functions and responsibilities of the Audit Committee. The board of Legacy Bancorp has determined that all members of this committee satisfy the independence requirements under current Securities and Exchange Commission rules and NASDAQ National Market listing requirements. The Board has also determined that Mr. Trask qualifies as a financial expert in accordance with these rules and listing requirements. The Audit Committee met one time during 2005. The formal report of the Audit Committee with respect to the year 2005 appears later in this proxy statement.

The Audit Committee charter is attached to this Proxy Statement as Appendix A and is available on the Company’s website at www.legacybanks.com under “Investor Relations”.
      COMPENSATION COMMITTEE. The Compensation Committee consists of Eugene A. Dellea, David L. Klausmeyer and Robert B. Trask, with Mr. Klausmeyer serving as Chair. The Compensation Committee’s responsibilities include evaluating the performance and approving the compensation of our Chief Executive Officer. It also approves the compensation of such other officers above the level of Vice President as identified by the committee, preparing an annual report on executive compensation for inclusion in our proxy statement, and overseeing our compensation and benefit plans. The board has determined that all members of this committee satisfy the independence requirements under current Securities and Exchange Commission rules and NASDAQ National Market listing requirements. The Compensation Committee operates according to a Compensation Committee Charter which sets forth more specific functions and responsibilities of the Compensation Committee. The Compensation Committee did not meet in 2005. Prior to the Company’s initial public offering, the Executive Committee acted as the Compensation Committee and met or deliberated three times in that capacity during 2005.
      GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee consists of Anne W. Pasko, Dorothy B. Winsor and David L. Klausmeyer, with Ms. Pasko serving as Chair. The Governance and Nominating Committee’s responsibilities include identifying individuals qualified to become board members and recommending board nominees for each annual meeting of stockholders, recommending director nominees for each board committee, reviewing and recommending to the board any proposed changes in Legacy Bancorp’s governance guidelines, and overseeing annual self-assessment evaluations of board performance and reporting such assessments annually to the board. The board has determined that all members of this committee satisfy the independence requirements under current Securities and Exchange Commission rules and NASDAQ National Market Listing requirements. The Governance and Nominating Committee operates according to a Governance and Nominating Committee Charter which sets forth more specific functions and responsibilities of the Governance and Nominating Committee. The Governance and Nominating Committee charter is available on the Company’s website at www.legacybanks.com under “Investor Relations”. The Governance and Nominating Committee did not meet during 2005. The Committee met once in 2006 to nominate persons for election of directors at this Annual Meeting.
      The Board may also establish other committees from time to time to assist in the discharge of its duties. The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Governance and Nominating Committee Procedures.”
Attendance at the Annual Meeting.
      The Board of Directors encourages each director to attend annual meetings of stockholders.
Directors’ Compensation
      Board Fees. Members of the Legacy Bancorp board of directors receive an annual retainer of $5,000 per year, and a per meeting fee of $1,000 per meeting attended. Members of the Audit Committee, Compensation Committee and Governance and Nominating Committee will receive per meeting fees of $500, and Audit Committee members received an additional annual retainer of $2,500. The Chair of each of these committees will receive an additional annual retainer of $1,000. The presiding director, who presides over quarterly and other executive sessions of the board, receives an additional $1,000 annually.
      Members of the board who are employees do not receive directors’ fees. The Legacy Bancorp board generally meets immediately prior to or after a Legacy Banks board meeting. In such instances, directors do not receive additional fees for attendance at meetings of Legacy Bancorp. Legacy Bancorp board members, all of whom are also Legacy Banks board members, also receive an annual retainer of $10,000 as a board member of Legacy Banks.

      Directors’ Fee Continuation Plan. Legacy Bancorp has established a directors’ fee continuation plan, which provides certain benefits to all eligible non-employee members of the boards of directors of Legacy Banks and Legacy Bancorp upon retirement. A director is eligible to receive these benefits (provided that the director was not terminated for cause) if the director has served as a director for three years or more with Legacy Banks or Legacy Bancorp. Service with a corporate predecessor is not included in determining whether this three-year service requirement has been met.
      A director who has served on the board for at least 15 years (10 years for those who have attained age 70) is entitled to receive an annual payment, commencing upon termination of service and payable for five years, equal to the average total yearly fees for services as a director paid by Legacy Bancorp or Legacy Banks to the director for the three calendar years preceding the year of the director’s retirement. Service with a corporate predecessor is included in determining the amount of the normal retirement benefit. Eligible directors who retire prior to attaining the full 15 (or 10) years of service are entitled to receive a reduced retirement benefit, based upon the director’s number of years of service, payable annually for five years following termination of service.
      In the event of a “change in control,” as defined in the directors’ fee continuation plan, if an eligible director’s service is terminated or if the director is not proposed for reelection within three years following the “change in control,” the director is entitled to receive a full normal retirement benefit (as if he had served as a director for 15 years) as a lump sum upon termination of service. An eligible director who becomes disabled prior to age 70 is also entitled to receive the normal retirement benefit, payable in equal installments over five years and commencing upon termination of service. In addition, upon the death of an eligible director prior to termination of service, the director’s beneficiary is entitled to receive a normal retirement benefit, and upon the death of an eligible director after retirement, the director’s beneficiary is entitled to receive the remainder of any benefit payments to which the director is entitled, with each such benefit payable annually and commencing upon the death of the director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table provides information as of March 20, 2006, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition does not need to enjoy the economic benefits of such securities. The following are the only shareholders known to the Company to be beneficial owners of 5% or more of the common stock of the Company as of December 31, 2005.

		Percent of
	Shares of	Class
Name and Address of Owner	Common Stock	Ownership

First Bankers Trust Services, Inc.	824,688	8.0%
as Trustee for The Legacy Banks Employee Stock Ownership Plan(1) 99 North Street Pittsfield, MA 01201
The Legacy Banks Foundation	763,600	7.4%
99 North Street Pittsfield, MA 01201(2)
Wellington Management Company, LLP	560,000	5.43%
75 State Street Boston, MA 02109(3)

(1)	Reflects shares held in the ESOP for the benefit of employees of the Company as of January 17, 2006, based on Schedule 13-G filed by the Trustee on January 18, 2006. Includes 769,709 shares that have not been allocated to participants’ accounts. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants. Under the terms of the ESOP, the Trustee has sole investment authority and shared voting authority over the shares in the ESOP. The Trustee, however, is subject to fiduciary duties under ERISA. The Trustee disclaims beneficial ownership of the shares of common stock held in the ESOP.

(2)	Reflects shares held by the Legacy Banks Foundation based on a Schedule 13-G filed as of November 7, 2005. The Foundation has sole investment and sole voting authority over shares held by the Foundation. The Foundation’s gift instrument requires that all shares of common stock held by the Foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.

(3)	Based exclusively on Schedule 13-G filed by Wellington Management Company, LLP, on February 14, 2006. The filer claimed shared power to vote or direct the vote of 227,800 shares and shared power to dispose or to direct the disposition of 560,000 shares.

      The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 20, 2006. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name and Principal		Director		Shares of
Occupation at		of the	Expiration	Common Stock
Present and for		Company	of Term as	Beneficially		Ownership
the Past Five Years	Age(1)	Since	Director	Owned(2)		Percentage(3)

NOMINEES
Michael A. Christopher	61	2005	2006	27,791	(4)	*
Dorothy Winsor	65	2005	2006	5,000		*

CONTINUING DIRECTORS
Eugene A. Dellea	69	2005	2007	25,000		*
Gary A. Lopenzina	70	2005	2007	25,000		*
Robert B. Trask	59	2005	2007	35,000	(5)	*
J. Williar Dunlaevy	59	2005	2008	41,779	(6)	*
David L. Klausmeyer	66	2005	2008	22,057		*
Anne W. Pasko	63	2005	2008	8,000		*

NAMED EXECUTIVE OFFICERS (WHO ARE NOT DIRECTORS)
Steven F. Pierce	54	N/A	N/A	26,609	(7)	*
Executive Vice President of the Company and the Bank.
Stephen M. Conley	57	N/A	N/A	21,314	(8)	*
Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Bank
Richard M. Sullivan	55	N/A	N/A	26,625	(9)	*
Senior Vice President of the Company and the Bank.
Stock Ownership of all Directors and Executive Officers as a Group (11 persons)				264,176		2.56%

*	Less than 1%

(1)	Age as of December 31, 2005

(2)	“Shares of Common Stock Beneficially Owned” include shares held directly or indirectly, including (a) shares held in joint tenancy or tenancy in common, and (b) shares allocated to the account of the individual through deferred compensation or employee benefit plans of the Company or Bank. Each person whose shares are included herein is deemed to have sole or shared voting and investment power as to the shares reported, except as otherwise indicated.

(3)	Based on shares outstanding at March 20, 2006.

(4)	Includes 1,000 shares held by spouse and 25,027 shares held in the 401(k) Plan, and 1,764 shares held in the ESOP.

(5)	Includes 10,000 shares held by spouse.

(6)	Includes 15,000 shares held by spouse and 10,015 shares held in the 401(k) Plan, and 1,764 shares held in the ESOP.

(7)	Includes 10,015 shares held in the 401(k) Plan, and 1,594 shares held in the ESOP.

(8)	Includes 15,023 shares held in the 401(k) Plan, and 1,291 shares held in the ESOP.

(9)	Includes 5,007 shares held in the 401(k) Plan, and 1,618 shares held in the ESOP.
Proposal 1 — Election of Directors
      The Company’s Board of Directors currently consists of eight members. All of the directors are independent under the current listing standards of the NASDAQ Stock Market, except for J. Williar Dunlaevy and Michael A. Christopher, because each of them is an employee of the Company and Legacy Banks. The Board is divided into three classes as equal in number as possible, each with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Michael A. Christopher and Dorothy B. Winsor. Both Mr. Christopher and Ms. Winsor are directors of the Company and the Bank.
      Mr. James J. Mooney retired from the Board in February 2006 after having met the age for mandatory retirement as set forth in the Company’s board retirement policy. The Board then reduced the size of the Board to eight members.
      It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.
      Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of the Bank.
Nominees for Election of Directors
      The nominees standing for election are:

Michael A. Christopher is the Chief Operating Officer and President of Legacy Bancorp and Legacy Banks. He served in this capacity for the predecessor of Legacy Bancorp beginning in 1999 when Lenox Financial Services, Inc. merged with and into that predecessor company. Prior to that he was Chief Executive Officer of Lenox Financial Services, Inc. since its formation in 1998. He has served as Chief Operating Officer at the Bank since January 2002 when Lenox Savings Bank merged with and into City Savings Bank, and was renamed Legacy Banks. Prior to that he served as Chief Executive Officer and President of Lenox Savings Bank since 1993.

Dorothy B. Winsor is owner and President of Eastover Resort in Lenox, Massachusetts, having owned this business since 1983 and held various positions with this business since 1965.
Directors Continuing in Office
      The following directors have terms ending in 2007:

Eugene A. Dellea has served as the President of Fairview Hospital since 1999 and of the Hillcrest Campus of Berkshire Medical Center in Pittsfield, Massachusetts since 1981. Both of these entities are subsidiaries of Berkshire Health Systems.

Gary A. Lopenzina is retired from and was the owner of Gowdy Inc., a Pittsfield, Massachusetts stationary and office supply business. He served as President and principal of Gowdy Inc. from 1983 until his retirement in 1995. Prior to that he was a publishing executive.

Robert B. Trask is a private investor and a Certified Public Accountant who was, prior to his retirement in 2005, the Chief Executive Officer and President of Country Curtains of Stockbridge, Massachusetts. Mr. Trask took office as Chief Executive Officer in 2002, had been President since 1989 and started working for Country Curtains in 1981. He became a Certified Public Accountant in 1974.
      The following directors have terms ending in 2008:

J. Williar Dunlaevy is the Chief Executive Officer and Chairman of the Board of Legacy Bancorp and Legacy Banks. He has served in this capacity for the predecessor of Legacy Bancorp since the predecessor’s inception in 1997. At the bank level he has served in this capacity since 1995 when the Bank’s name was City Savings Bank. The Bank changed its name to Legacy Banks in 2002 when Lenox Savings Bank merged with and into City Savings Bank. He has worked for Legacy Banks or its predecessors since 1969.

David L. Klausmeyer is retired as a consultant and as a former Chief Executive Officer of Ivy Companies of Pittsfield, Massachusetts, a position he held from 1996 to 1997. He was also former President and General Manager of Mead Specialty Papers in Lee, MA.

Anne W. Pasko is retired from and formerly the owner of Pasko Frame & Gifts in Pittsfield, Massachusetts. She owned and operated Pasko Frame & Gifts since 1981, retiring in 2003.
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
      The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be its independent registered public accounting firm for the 2006 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.
      If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accountants may be considered by the Audit Committee of the Board of Directors.
      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
Audit Fees
      The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2005 and December 31, 2004 by Wolf & Company, P.C.:

	2005	2004

Audit Fees(1)	$230,000	$66,500
Audit-Related Fees	$4,500	$4,500
Tax Fees(2)	$26,000	$23,250
All other fees	$5,200	$4,000

(1)	For 2005, includes fees of $130,000 related to the Company’s initial public offering and related securities registration statement.

(2)	Consists of tax filings and tax-related compliance and other advisory services.

Pre-Approval of Services by the Independent Auditor
      The Audit Committee will consider on a case-by-case basis and, if appropriate, approve all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. Alternatively, the Audit Committee may adopt a policy for pre-approval of audit and permitted non-audit services by the Company’s independent auditor.
REPORT OF THE AUDIT COMMITTEE
      The following Audit Committee Report, shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      In accordance with its written charter, the Audit Committee of the Board is responsible for appointment of the Company’s independent registered public accounting firm, oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, and approval in advance of any non-audit services to be provided to the Company by the independent registered public accounting firm. The committee is composed of three directors, each of whom meets the independence requirements of the listing standards of the NASDAQ Stock Market, on which the Company’s securities are listed. Mr. Trask serves as the Committee Chairman and has been designated by the Board as its “audit committee financial expert” based on his educational background in accounting and his professional experience as a certified public accountant.
      Due to the formation of the Company in October 2005, the Company’s Audit Committee met one time in 2005. The Committee has met three times during 2006. Among other things, they met to discuss the results of external and internal audit examinations, and met with the chief financial officer, independent registered public accounting firm, internal auditors, general counsel, compliance officer and other senior officers to review and discuss critical accounting policies, status of review and compliance with Section 404 of the Sarbanes Oxley Act of 2002, the Company’s press releases announcing quarterly and annual earnings results and the unaudited interim financial information contained in each Form 10-Q filing prior to release of such information or filing of the reports with the SEC. In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the registered public accounting firm and the Company that might bear on the registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee has considered and discussed with the registered public accounting firm whether the provision of non-audit services or any other relationships impacted their objectivity and independence and satisfied itself as to the registered public accounting firm’s independence. The committee also discussed with management, the internal auditors and the independent registered public accounting firm, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The committee reviewed with the independent registered public accounting firm and internal auditors, their audit plans, audit scope and identification of audit risks. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and for maintaining appropriate accounting principles, financial reporting policies, internal control over financial reporting and procedures to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the consolidated financial statements as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on management’s assessment that the Company maintained effective internal control over financial reporting.
      The committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2005, with management and the independent registered public accounting firm. The committee also discussed and reviewed with the independent registered public accounting firm communications required by professional standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and in executive session without management present, discussed and reviewed the results of the independent registered public accounting firm’s audits of the consolidated financial statements and internal control over financial reporting.
      Based upon the above-mentioned reports, discussions and reviews, and their assessment of the performance and services provided by Wolf & Company, P.C. in connection with the 2005 audit, the committee has recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The committee has also selected Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
      Submitted by the Audit Committee of the Company’s Board of Directors: Robert B. Trask, Chairman, Gary A. Lopenzina and Anne W. Pasko
Executive Officer Compensation
      The following table sets forth certain information as to the total remuneration paid during the fiscal year ended December 31, 2005 to the Chairman and Chief Executive Officer and to the four most highly compensated executive officers of Legacy Bancorp, Inc., other than the Chairman and Chief Executive Officer, who served as executive officers during or at the end of 2005 and 2004 and who received total annual compensation in excess of $100,000. Each of the individuals listed on the table below is referred to as a “named executive officer.”
Summary Compensation Table

	Annual Compensation

Name and Principal Position with Legacy Bancorp,				Other Annual	All Other
Mutual Bancorp, Legacy Group and Legacy Banks	Year	Salary	Bonus(1)	Compensation(2)	Compensation(3)

Dunlaevy, J. Williar	2005	$312,700	$92,786	0	$34,002
Chairman of the Board and Chief Executive	2004	300,600	65,531	0	10,250
Officer of Legacy Bancorp and Legacy Banks
Christopher, Michael A.	2005	$211,600	$56,364	0	$34,002
Chief Operating Officer and President of	2004	203,500	40,700	0	10,250
Legacy Bancorp and Legacy Banks
Sullivan, Richard M.	2005	$164,400	$39,610	0	$31,022
Senior Vice President of Legacy Bancorp and	2004	154,500	28,119	0	9,457
of National Real Estate Finance for Legacy Banks
Pierce, Steven F.	2005	$160,500	$37,769	0	$30,338
Executive Vice President of Legacy Bancorp	2004	153,600	27,955	0	9,405
and of Legacy Banks, Consumer Group
Conley, Stephen M.	2005	$131,500	$32,620	0	$24,887
Chief Financial Officer, Senior Vice	2004	122,000	22,204	0	7,260
President and Treasurer of Legacy Bancorp and Legacy Banks

(1)	Bonus amounts earned in 2004 were paid in 2005. Bonus amounts earned in 2005 will be paid in 2006.

(2)	Perquisites and other personal benefits paid to each named executive officer in each instance did not, in the aggregate, equal or exceed the lesser of either $50,000 or 10% of the total annual salary and bonus set forth in the columns entitled “Salary” and “Bonus” for each officer and, accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(3)	Reflects amounts of matching contributions credited to each officer’s 401(k) Plan account in 2004. For 2005, represents the matching contributions credited to each officer’s 401(k) Plan account and allocation of shares in the ESOP: $10,500 and $23,502 for Mr. Dunlaevy; $10,500 and $23,502 for Mr. Christopher; $9,472 and $21,550 for Mr. Sullivan; $9,109 and $21,229 for Mr. Pierce; and $7,685 and $17,202 for Mr. Conley.
Employment and Change in Control Agreements
      Employment Agreements. Legacy Bancorp and Legacy Banks have entered into employment agreements with J. Williar Dunlaevy, Michael A. Christopher, Stephen M. Conley, Steven F. Pierce and Richard M. Sullivan. The agreements provide for an annual base salary, subject to increase, and certain other benefits. They also guarantee customary corporate indemnification and insurance coverage under a standard directors’ and officers’ insurance policy throughout the employment term. The current base salary of each of Messrs. Dunlaevy, Christopher, Conley, Pierce and Sullivan are $332,000, $223,500, $150,000, $169,500 and $178,500 respectively.
      The initial term of the agreement for Mr. Dunlaevy and Mr. Christopher is three years, and the initial term of the agreement with Messrs. Conley, Pierce and Sullivan is two years. In each case, the term automatically extends for a successive term of three years (for Mr. Dunlaevy and Mr. Christopher) or two years (for Messrs. Conley, Pierce and Sullivan), unless notice not to renew is given by either party. Following termination of the executive’s employment, the executive must adhere to non-competition and non-disclosure restrictions for one year, or for a period of time equal to the officer’s severance benefit, whichever is longer.
      In the event the officer’s employment is terminated by Legacy Bancorp or Legacy Banks upon an “event of termination” as defined in the agreements, the officer will be entitled to receive base salary and bonuses that would have been paid for the remaining term of the agreement, plus certain other benefits, including the value of unvested stock awards and options. These benefits include continuation of disability and medical benefits for the remaining term of the agreement. In the event payments are made upon an “event of termination,” such payments may be reduced to the extent that the payments exceed three times the officer’s average annual compensation for the five most recent taxable years.
      In the event the officer’s employment is terminated by Legacy Bancorp or Legacy Banks upon a “change in control,” the officer will be entitled to receive a lump sum severance benefit, plus certain other benefits. For Mr. Dunlaevy and Mr. Christopher, the lump sum severance benefit will be equal to three times the average annual compensation paid to the officer in the five fiscal years preceding the termination. For Messrs. Conley, Pierce and Sullivan, this severance benefit will be equal to two times the average annual compensation paid to the officer in the five fiscal years preceding the termination. Benefits payable upon a “change in control” include continuation of disability and medical benefits for three years (for Mr. Dunlaevy and Mr. Christopher) and two years (for Messrs. Conley, Pierce and Sullivan) following termination and the value of all unvested stock awards and options. Assuming a change of control occurred on December 31, 2005 and the executive’s termination, as defined in the employment agreements, the following amounts would be paid to Mr. Dunlaevy, and Christopher (excluding any excise tax payments discussed below) and to Messrs. Conley, Pierce and Sullivan, respectively: $1,274,358, $839,592, $365,240, $414,538, and $436,220.
      In the event payments are made upon a “change in control,” Mr. Dunlaevy and Mr. Christopher would also be entitled to receive an additional tax indemnification payment if such payments triggered liability under Sections 280G and 4999 of the Internal Revenue Code as an excise tax constituting “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed three times the executive’s average annual compensation over the five calendar years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive’s average compensation over the preceding five calendar year period. For Messrs. Conley, Pierce and Sullivan, in the event payments and benefits under employment agreements, together with other payments and benefits he may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, such payments would be reduced to an amount necessary to avoid such payments constituting parachute payments.
      Change in Control Agreements. Legacy Banks and Legacy Bancorp has entered into change in control agreements with 14 of its senior officers in connection with the conversion. The change in control agreements provide for a lump sum severance payment equal to approximately one times (in the case of ten vice presidents covered by such agreements) or two times (in the case of four senior vice presidents covered by such agreements) the officer’s average annual compensation during the five most recent calendar years and certain other benefits upon termination of the officer’s employment under certain circumstances.
      The initial term of each agreement is two years. Commencing on the first anniversary date of the agreement and continuing on each anniversary date thereafter, the Board of Directors of the Bank may extend each agreement for an additional year.
      Pursuant to the terms of the change in control agreements, these severance payments will be triggered if, after a “change in control” of Legacy Bancorp or Legacy Banks, as defined in the agreements, and during the term of the agreement, the officer’s employment is terminated for any reason other than death or termination for “cause” as defined in the agreements. These payments will also be triggered if the officer terminates his or her employment following the officer’s voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or material reduction in benefits or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the “change in control.” Assuming a change of control occurred on December 31, 2005, and termination, as defined in the agreements of each of the officers covered by a change in control agreement, the estimated payments to all officers with change in control agreements would be $5,658,973.
      In addition, if the officer’s employment is terminated for the reasons described above, Legacy Banks will continue to pay to the officer the disability and medical benefits existing as of and at the level in effect on the date of termination, at no greater cost to the officer than the officer is currently paying, for 18 months. In the event payments and benefits under the change in control agreements, together with other payments and benefits the officers may receive, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, such payments would be reduced to an amount necessary to avoid such payments constituting parachute payments.
      Pension Plan. Legacy Banks has adopted the SBERA Defined Benefit Plan (“SBERA Pension Plan”) for its employees. The SBERA Pension Plan is a tax-qualified plan that covers substantially all employees of Legacy Banks who are age 21 and have completed at least one year of service. Participants become vested in their accrued benefit under the SBERA Pension Plan upon the earlier of (1) attainment of age 65 while employed by Legacy Banks, (2) completion of 3 vesting years of service with Legacy Banks, or (3) death or disability. Participants are generally credited with a vesting year of service for each year in which they complete 1,000 hours of service.
      A participant’s normal benefit under the SBERA Pension Plan equals the sum of (1) 1.25% times the participant’s Average Compensation (as described below) up to the covered compensation limit (the average of the taxable wage bases in effect under Section 230 of the Social Security Act for the 35-year period ending in the year the participant becomes eligible for non-reduced social security benefits) multiplied by the number of years of service the participant has under the SBERA Pension Plan up to 30 years of service; and (2) 1.85% times the participant’s Average Compensation of the excess of the covered compensation limit. Participants may retire at or after age 65 and receive their full benefit under the SBERA Pension Plan. Participants may also retire early at age 62 or at age 55 with ten years of service or at age 50 with 15 years of service under the SBERA Pension Plan and receive a reduced retirement benefit. Pension benefits are payable in equal monthly installments for life, or for married persons, as a joint survivor annuity over the lives of the participant and spouse. Participants may also elect a lump sum payment with spousal consent. If a participant dies while employed by Legacy Banks, a death benefit will be payable to the participant’s spouse (or named beneficiary).
      The following table shows the estimated aggregate benefits payable under the SBERA Pension Plan upon retirement at age 65 with various years of service and average compensation combinations, assuming the standard form of payment.

Average Compensation*	15 Years	20 Years	25 Years	30 Years	35 Years**

$ 40,000	7,500	10,000	12,500	15,000	15,000
$ 80,000	18,034	24,045	30,056	36,068	36,068
$100,000	23,584	31,445	39,306	47,168	47,168
$150,000	37,459	49,945	62,431	74,918	74,918
$175,000	44,396	59,195	73,994	88,793	88,793
$200,000	51,334	68,445	85,556	102,668	102,668
$300,000	52,721	70,295	87,869	105,443	105,443

*	Average Compensation is average base salary plus bonus, as reported in the “Salary” and “Bonus” columns of the Summary Compensation Table, for the highest three consecutive years during the participant’s employment period. The Internal Revenue Code imposes a limit ($205,000 for individuals retiring prior to November 1, 2005) on the average compensation that may be counted for computing benefits under the SBERA Pension Plan.

**	The SBERA Pension Plan does not count service in excess of 30 years in the benefit formula.
      The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity at age 65 and are not subject to any deduction for Social Security or other offset amounts.
      As of October 31, 2005, the number of years of service credited to Messrs. Dunlaevy, Christopher, Conley, Pierce and Sullivan, and the total annual benefit under the Pension Plan, payable in the form of a life annuity commencing at age 65, are shown in the following table:

	Years of
	Service	Annual Benefit

Mr. Dunlaevy	36.83	$100,872
Mr. Christopher	12.58	$43,632
Mr. Conley	30.58	$64,488
Mr. Pierce	32.08	$84,672
Mr. Sullivan	3.83	$11,364
      In connection with the conversion, Legacy Banks froze the SBERA Pension Plan, effective with the close of the plan year ending October 31, 2005, at which point no further benefits would accrue to plan participants. A participant’s benefits under the plan would not be increased for service performed or compensation paid after October 31, 2005. On March 1, 2006, the board of directors of the Bank voted to terminate the pension plan which is expected to be completed in 2006.
      Supplemental Executive Retirement Plan. Each of J. Williar Dunlaevy and Michael A. Christopher is also entitled to retirement benefits pursuant to the terms of a Supplemental Executive Retirement Plan with Legacy Banks, referred to herein as a “SERP.”
      Under the terms of his SERP, Mr. Dunlaevy is entitled to an annual retirement benefit at age 65, payable in monthly installments for a period of 20 years, equal to 70.0% of the average of his annual base salary and bonus (excluding elective deferrals) during the three calendar years for which his base salary and bonus were the highest, but reduced by his annual annuity retirement benefit from Legacy Banks’ contributions to his 401(k) plan, annual retirement benefit from Legacy Banks’ Pension Plan, and one-half his annual social security benefit. Under the terms of his SERP, Mr. Christopher is entitled to an annual retirement benefit at age 65, payable in monthly installments for a period of 20 years, equal to 65.0% of the average of his annual base salary and bonus (excluding elective deferrals) during the three calendar years for which his base salary and bonus were the highest, but reduced by the annual amount of benefits payable to him arising from Legacy Banks’ contributions to his 401(k) plan, the annual retirement benefit from Legacy Banks’ Pension Plan, the annual retirement benefit from the pension plan of his former employer and one-half of his annual social security benefit. Each of Mr. Dunlaevy and Mr. Christopher is entitled to a reduced benefit upon retirement prior to age 65 (but after age 58 in the case of Mr. Dunlaevy and age 60 in the case of Mr. Christopher). Based upon current compensation levels (adjusted for inflation at the rate of 4.5%) and assuming retirement at age 65, Mr. Dunlaevy would be entitled to an annual benefit for 20 years of $190,979 under his SERP and Mr. Christopher would be entitled to an annual benefit for 20 years of $102,284 under his SERP. SERP benefits may also be payable in the optional forms of benefit permitted under the pension plan.
      In order to comply with Section 409A, both SERPs provide that any payment upon termination of employment, other than in the case of death, shall not be made until at least six months after such termination. Also, both SERPs prohibit the potential for Legacy Bancorp or Legacy Banks to exercise discretion with regard to the timing or form of payment under the SERP.
      Employee Severance Compensation Plan. Legacy Bancorp has established an employee severance compensation plan, which will provide eligible employees with severance pay benefits and other benefits in the event that their employment is terminated within a year after a change in control of Legacy Bancorp or Legacy Banks. Severance benefits will be equal to one week of salary for each year of service up to a maximum of 60.0% of an employee’s current annual salary. Employees entitled to severance also receive continued employer-paid life and health insurance coverage for the number of weeks of salary continuation benefits to which the employee is entitled under the plan. These benefits are also available to employees who resign because they have not been offered a comparable position following a change in control. A “comparable position” is defined as a position which is offered to an employee where (a) there is no reduction in base salary or scheduled hours, and (b) the employee will be principally employed at a location not more than 30 miles from the office where the employee is principally employed immediately prior to the change in control.
Transactions with Directors and Executive Officers
      Federal law and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

REPORT OF THE COMPENSATION COMMITTEE
      The following Compensation Committee Report to Shareholders, and the following stock performance graph, shall not be deemed to be “soliciting materials” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Compensation Committee Report on Executive Compensation
      The Compensation Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer (the “CEO”). The Compensation Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Prior to the mutual to stock conversion of the holding company structure and the Company’s initial public offering on October 26, 2005, the Executive Committee of the Board of Directors acted as the Compensation Committee. The Executive Committee consisted of J. Williar Dunlaevy, James J. Mooney, David L. Klausmeyer, Eugene A. Dellea and Dorothy B. Winsor. Mr. Dunlaevy recused himself with respect to the determination of his compensation. Following the Company’s initial public offering, the Compensation Committee, consisting of independent directors, assumed the responsibilities and duties of determining senior officer compensation. The Committee may, in the future, engage the services of independent third party experts to assist it in reviewing and determining senior officer compensation.
      This report is submitted by the Compensation Committee and the Board of Directors of the Company to summarize the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, J. Williar Dunlaevy, in particular, during 2005.
      General Policy. The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures that include, but are not limited to, financial performance and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations. The Compensation Committee has complete access to all necessary personnel records, financial reports, and other data.
      Components of Compensation. In evaluating executive compensation, the Compensation Committee concentrates on two fundamental components: salary and annual bonus. Salary levels for senior executives are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual’s responsibilities, experience, performance and the Compensation Committee’s view of competitive marketplace conditions. In the future, the Committee intends to utilize long term incentive compensation strategies, including grants of stock options and restricted stock, if and when such option and restricted stock plan is adopted by the Company and approved by the shareholders.
      In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. The Compensation Committee’s decisions are based upon the Balance Scorecard Performance Incentive Plan, although the Committee retains discretionary authority to adjust bonus compensation. The general factors that were used to determine bonuses were the individual’s contribution to the Company’s and the Bank’s success since the executive’s last evaluation and the demonstrated capacity to adapt to meet the future needs of each.
      Committee Review of Executive Compensation. In making its recommendations regarding executive compensation for the year 2006 and bonuses to be paid in 2006 based on performance in 2005, the Compensation Committee was influenced by several factors, including the successful completion of the Company’s initial public offering and management’s performance in achieving goals in its Balanced Scorecard Performance Incentive Plan.

      After assessing the Company’s performance for 2005, the Committee determined to increase base salaries for 2006 by a range of 4.6% to 7.1% over the salaries as of December 31, 2005 for the top four executive officers, other than Mr. Dunlaevy whose salary discussion is presented below. In addition, the Committee determined to award bonus payments to these executives in accordance with the Balance Scorecard matrix of awards, in the following amounts: $56,364 for Mr. Christopher, $39,610 for Mr. Sullivan, $37,769 for Mr. Pierce and $32,620 for Mr. Conley.
      Compensation of the Chief Executive Officer. In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Corporate factors included in such evaluation are: financial performance, growth, regulatory relations and strategic plan and execution. Individual factors include leadership, strategic planning and vision, management development, board development and community leadership.
      The Executive Committee, acting as the compensation committee prior to the Company’s initial public offering, increased Mr. Dunlaevy’s base salary to $315,600 as of March 1, 2005, based on its review of the Bank’s performance and that of the executive in 2004. The committee also awarded Mr. Dunlaevy a bonus in 2005 of $65,531 based on such performance. Subsequent to the initial public offering, the Compensation Committee has assumed the responsibilities and duties for reviewing and determining executive compensation. After reviewing the Company’s 2005 results in comparison with those of its industry peers for both compensation and performance, as well as his individual contributions, the Compensation Committee established Mr. Dunlaevy’s base salary for 2006 at $332,000 and awarded him a bonus of $92,786 payable in 2006.

The Compensation Committee

David L. Klausmeyer, Chairman
Eugene A. Dellea, Robert B. Trask
Compensation Committee Interlocks and Insider Participation
      The board of directors of Legacy Bancorp established a Compensation Committee in connection with the adoption of various compensation plans and agreements in anticipation of the conversion. The members of the Compensation Committee are David L. Klausmeyer, Eugene A. Dellea and Robert B Trask.
      No person now serving as a member of the Compensation Committee is a current or former officer or employee of Legacy Bancorp or Legacy Banks or engaged in certain transactions with Legacy Bancorp or Legacy Banks that are required to be disclosed by Securities and Exchange Commission regulations. Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of Legacy Bancorp or Legacy Banks served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

STOCK PERFORMANCE GRAPH
      The following graph shows a comparison of cumulative total shareholder return (including reinvested dividends) on the Company’s common stock, with the cumulative total returns of both a broad-market index and a peer group index for the period October 26, 2005 (the date of the Company’s initial public offering) through December 31, 2005. The broad-market index chosen was the NASDAQ Market Index, and the peer group index chosen was the NASDAQ Bank Index and the SNL Thrift Index for Thrifts with Assets Between $500 million and $1 billion. The data was derived from Bloomberg L.P. and SNL Financial L.C. The shareholder returns are measured based on an assumed investment of $100 on October 26, 2005.
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG LEGACY BANCORP,
PEER GROUP INDEX AND NASDAQ MARKET INDEX

	10/26/05	12/31/05

Legacy Bancorp	100.00	102.46

NASDAQ Bank Index	100.00	101.75

NASDAQ Market Index	100.00	105.01

SNL Thrift $500M-$1B	100.00	102.88

      A. The lines represent yearly index levels derived from compounded returns that include all dividends.
      B. If the fiscal year end is not a trading day, the preceding day is used.
      C. The Index level for all series was set to $100.00 on 10/26/05.
      There can be no assurance that the Company’s common stock or the indices included above will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
      Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2005.
Governance and Nominating Committee Procedures
General
      It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.
Procedures to be Followed by Stockholders
      To submit a recommendation of a director candidate to the Governance and Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1. The name of the person recommended as a director candidate;

2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5. A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.
      In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees
      The process that the Governance and Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Legacy Banks. The Governance and Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Governance and Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.
Qualifications
      The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
      If the candidate is deemed eligible for election to the Board of Directors, the Governance and Nominating Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;

•	personal and financial conduct;

•	familiarity with and participation in the local community;

•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•	dedication to the Company and its stockholders; and

•	independence.
      The Committee will also consider any other factors the Governance and Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.
      With respect to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.
Submission of Business Proposals and Stockholder Nominations
      The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than November 27, 2006. If next year’s annual meeting is held on a date more than 30 calendar days from May 11, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

      The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

Stockholder Communications
      The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Legacy Bancorp, Inc., 99 North Street, Pittsfield, Massachusetts 01201. Communications to the Board of Directors should be in the care of Bradley J. Klose, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Anne W. Pasko, the Chair of the Governance and Nominating Committee. It is in the discretion of the Governance and Nominating Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous
      The Company will pay the cost of this proxy solicitation. The Company has engaged the proxy solicitation services of Georgeson Shareholder Communication, Inc as its proxy solicitor. For its services Georgeson will receive a fee of $5,500, plus out-of-pocket expenses. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.
      The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
      If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
      Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Bradley J. Klose
Corporate Secretary
Pittsfield, Massachusetts
March 27, 2006

APPENDIX A
CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
LEGACY BANCORP, INC.
Audit Committee Purpose
      The Audit Committee (“Committee”) is appointed by the Board of Directors of Legacy Bancorp, Inc., (“the Board’) to assist the Board in monitoring:

(1) the accounting and financial reporting processes of Legacy Bancorp, Inc. and its subsidiaries (the “Company”) and the audits of its financial statements;

(2) the independent auditor’s qualifications and independence;

(3) the performance of the Company’s internal audit function and independent registered public accounting firm; and

(4) the compliance by the Company with legal and regulatory requirements.
      The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statements.
Committee Membership
      The Committee shall consist of no fewer than three members, appointed by the Board on the recommendation of the Governance and Nominating Committee. The members of the Committee shall meet the independence and experience requirements of Section 10A(m)(3) or any successor provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), the corporate governance standards of the NASDAQ Stock Market and the rules and regulations of the Commission. Committee members must be able to read and understand financial statements at the time of their appointment. At least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission and applicable listing standards. Committee members may be replaced by the Board.
Meetings
      The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
      The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.
      The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Committee prior to the completion of the audit.

      The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and other related services, to any advisors employed by the Committee, and for the ordinary administrative expenses of the Committee in carrying out its duties.
      Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
      The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters
      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
      2. Discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.
      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
      4. Review and discuss annually reports from the independent registered public accounting firm on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
      5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
      6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
      7. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.
      8. Review and approve all related party transactions as defined in applicable NASDAQ rules.

Oversight of the Company’s Relationship with the Independent Auditor
      9. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
      10. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit. Approve in advance all services whether or not related to the audit, ensuring that prohibited non-audit services are not performed.
      11. The independent auditor shall submit to the audit committee annually a formal written statement delineating all relationships between the independent auditor and the Company (“Statement as to Independence”), addressing each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

Oversight of the Company’s Internal Audit Function
      12. Review the appointment and replacement of the internal auditor.
      13. Review the significant reports to management prepared pursuant to the internal audit function together with management’s responses and follow-up to these reports.
      14. Discuss with the independent auditor and management internal audit responsibilities, budget, qualifications and staffing and any recommended changes in the planned scope of the internal audit.
      15. Review for completion of annual regulatory requirements such as FDICIA , 12 CFR 9 (trust audits), corporate insurance coverage, and business continuity.

Compliance Oversight Responsibilities
      16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (communication of illegal acts) has not been implicated.
      17. Obtain reports from management, the Company’s internal auditor and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.
      18. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.
      19. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Limitation of Audit Committee’s Role
      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REVOCABLE PROXY
LEGACY BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 11, 2006
9:00 a.m., Local Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Legacy Bancorp, Inc. (the “Company”), consisting of Eugene A. Dellea and J. Williar Dunlaevy or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 11, 2006 at 9:00 a.m., local time, at The Cranwell Conference Center, 55 Lee Road, Lenox, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
     Michael A. Christopher and Dorothy B. Winsor

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Legacy Bancorp, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:

SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)
The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 27, 2006 and an Annual Report to Stockholders.
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Legacy Bancorp, Inc. Letterhead]
Dear ESOP Participant:
On behalf of the Board of Directors of Legacy Bancorp, Inc. (the “Company”), I am forwarding you the attached WHITE vote authorization form for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Legacy Bancorp, Inc. to be held on May 11, 2006. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.
As a participant in the Legacy Banks Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 20, 2006. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by May 4, 2006. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your account, the Trustee will vote your shares in a manner calculated most accurately to reflect the instructions it receives from other participants, subject to its fiduciary duties.
To direct the voting of the shares of Company common stock allocated to your account under the ESOP, please complete and sign the attached WHITE vote authorization form and return it in the enclosed postage-paid envelope no later than May 4, 2006. Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Legacy Banks.
Sincerely,
/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EMPLOYEE STOCK OWNERSHIP PLAN
VOTE AUTHORIZATION FORM
I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Legacy Bancorp, Inc. (the “Company”) common stock allocated to me under the Legacy Banks Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 11, 2006.
Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Michael A. Christopher and Dorothy B. Winsor

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Legacy Bancorp, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed envelope no later than May 4, 2006.

[Legacy Bancorp, Inc. Letterhead]
Dear 401(k) Plan Participant:
     On behalf of the Board of Directors of Legacy Bancorp, Inc. (the “Company”), I am forwarding to you the attached YELLOW vote authorization card for you to convey your voting instructions to First Bankers Trust Services, Inc., (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Legacy Bancorp, Inc. to be held on May 11, 2006. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.
     As a 401(k) Plan participant investing in the Employer Stock Fund, you are entitled to direct the Trustee as to the voting of common stock credited to your account as of March 20, 2006. The Trustee will vote all shares of Company common stock for which no directions are given or for which timely instructions were not received in a manner calculated to most accurately reflect the instructions the Trustee received from participants regarding shares of Company common stock in their 401(k) Plan accounts.
     To direct the voting of your shares of Company common stock held in the Employer Stock Fund, please complete and sign the attached YELLOW vote authorization card and return it in the accompanying postage-paid envelope by May 4, 2006 to the Trustee, Your vote will not be revealed, directly or indirectly, to any officer, employee or director of the Company or Legacy Banks.
Sincerely,
/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

401(k) PLAN
VOTE AUTHORIZATION FORM
I understand that Savings Bank Employees Retirement Association (“SBERA”), the Trustee, is the holder of record and custodian of all shares of Legacy Bancorp, Inc. (the “Company”) common stock allocated to me under the SBERA 401(k) Plan as adopted by Legacy Banks. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 11, 2006.
     Accordingly, please vote my shares as follows:
1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).
     Michael A. Christopher and Dorothy B. Winsor

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐
INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.

2. The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Legacy Bancorp, Inc. for the fiscal year ending December 31, 2006.

FOR	AGAINST	ABSTAIN

☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature
Please date, sign and return this form in the enclosed envelope no later than May 4, 2006.